May 4, 1999

Valley National Bancorp
1455 Valley Road
Wayne, New Jersey 07470

         Re:      Registration Statement on Form S-8
                  Valley National Bank Savings and Investment Plan

         We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Valley National Bancorp (the "Company") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of shares of common stock of the Company, no par value (the "Shares"), issuable pursuant to the Valley National Bank Savings and Investment Plan (the "Plan") and of interests in the Plan.

         We have also examined originals, or copies certified or otherwise identified to our satisfaction, of the Plan, the Certificate of Incorporation and By-laws of the Company, as currently in effect; and relevant resolutions of the Board of Directors of the Company. We have examined such other documents as we deemed necessary in order to express the opinion hereinafter set forth.

         In our examination of such documents and records, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies.

         Based on the foregoing, it is our opinion that, when the Registration Statement has become effective under the Act, and the Shares shall have become duly issued in the manner contemplated by the Registration Statement and the Plan, the Shares will be legally issued, fully paid and non-assessable.

         The foregoing opinion is limited to the laws of the State of New Jersey, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

         We consent to use of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                                Very truly yours,

                                                PITNEY, HARDIN, KIPP & SZUCH